                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 11, 2006 (except for Note G for which the date is May 16, 2006) on the financial statements of Renaissance Acquisition Corp. as of April 30, 2006 and for the period from April 17, 2006 (date of inception)
through April 30, 2006 in the Registration Statement on Form S-1 and related
Prospectus to be filed on or about May 22, 2006.

/s/ Eisner LLP
Eisner LLP
New York, New York
May 18, 2006